Exhibit 2


                         AMENDED JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 7 to the Statement on Schedule 13D dated November 24, 1997 (including amendments thereto) with respect to the Common Stock of The Eastern Company. This Amended Joint Filing Agreement shall be filed as an Exhibit to such amended Statement.

                         MMI INVESTMENTS, L.L.C.


                         By:  /s/ Clay B. Lifflander
                              Clay B. Lifflander
                              as President of Millbrook Capital Management Inc.,
                                  and Manager of MMI Investments, L.L.C.


                         MILLBROOK CAPITAL MANAGEMENT INC.


                         By:  /s/ Clay B. Lifflander
                                 Clay B. Lifflander
                                 President


                         B.W. ELLIOTT MANUFACTURING CO.


                         By:  /s/ George M. Scherer
                                 George M. Scherer
                                 President




                              /s/ John S. Dyson
                                 John S. Dyson
                                 Individually




Dated:  November 21, 1997